Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

MRC GLOBAL INC.

Effective as of             , 2012

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be as set forth in the Corporation’s Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), which at the time of adoption of these By-Laws is: The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

SECTION 2. Other Offices. The Corporation may also have an office or offices other than the registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

SECTION 3. Books. The Corporation may keep its books within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 1. Place of Meetings. (a) All meetings of the stockholders that are to be held at a physical location for the election of directors or for any other purpose shall be held at any such physical location, either within or without the State of Delaware, as the Board of Directors shall from time to time designate and state in the notice of the meeting unless a stockholder duly executes a waiver of the notice.

(b) The Board of Directors, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the Delaware General Corporation Law (the “DGCL”) and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications and may determine that any meeting of stockholders will not be held at any physical location but will be held solely by means of remote communication. Stockholders and proxyholders complying with those procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether the meeting is to be held at a designated place or solely by means of remote communication.

SECTION 2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as the Board of Directors designates from time to time and states in the notice of meeting.

SECTION 3. Special Meetings. Special meetings of stockholders may be called at any time only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Board of Directors then in office or by the Chairman of the Board of Directors.

SECTION 4. Notice of Meetings. The Corporation shall give written notice of each annual and special meeting of stockholders, not less than ten nor more than 60 days before the date of the meeting, except as the DGCL or the Restated Certificate of Incorporation requires from time to time, to each stockholder of record entitled to vote at the meeting (as of the record date for determining the stockholders entitled to notice of the meeting) at such address as appears on the records of the Corporation stating the following:

(a) the date, place, if any, and time of the meeting;

(b) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the meeting;

(c) the record date for purposes of determining the stockholders entitled to vote at the meeting (if the date is different from the record date for determining the stockholders entitled to notice of the meeting); and

(d) in the case of a special meeting, the purpose or purposes for which the meeting is called.

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. If the meeting of stockholders is to be held solely by means of remote communication, the notice of meeting must provide the information required to access the stockholder list referred to in Section 5 of this Article II during the meeting.

SECTION 5. List of Stockholders. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order (for each class of stock), showing the address of and the number of shares registered in the name of each stockholder shall be open to the examination of any such stockholder for a period of at least ten days prior to the meeting in the manner provided by law; provided that if the record date for determining the stockholders entitled to vote at the meeting is less than ten days before the date of the meeting, the list shall initially reflect the stockholders entitled to vote as of the tenth day before the meeting date (and shall be updated to reflect the stockholders entitled to vote as of the record date promptly after the record date). Any stockholder may examine the list during the whole time of the meeting as law provides. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares that each of them holds.

SECTION 6. Quorum, Adjournments.

(a) Stockholders holding a majority of the voting power of all of the shares of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as statute, the Restated Certificate of Incorporation or these By-Laws otherwise provide. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of the class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. Abstentions and broker votes and broker nonvotes are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at a meeting of stockholders. A “broker vote” occurs when a broker votes the shares on any matter pursuant to either:

(i)	the voting instructions and authority a broker received from its client who is the beneficial owner of the shares; or

(ii)	the broker’s discretionary authority to vote the shares under the applicable rules and regulations of the New York Stock Exchange, Inc. (the “NYSE”) or other national securities exchange governing the voting authority of brokers.

A “broker nonvote” occurs when a broker has not received voting instructions from its client who is the beneficial owner of the shares, and the applicable rules and regulations of the NYSE or other securities exchange governing the voting authority of brokers bars the broker from exercising its discretionary authority to vote the shares.

(b) If a quorum is not present at any meeting of stockholders, the chairman of the meeting or a majority in interest of stockholders entitled to vote at the meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice, provided that if the adjournment is for more than 30 days, the Corporation shall give a notice of the recovened meeting to each stockholder of record entitled to vote at the meeting.

SECTION 7. Organization. At each meeting of stockholders, the Chairman of the Board of Directors, or such person as the Chairman of the Board of Directors may have designated, or, in his or her absence, the Chief Executive Officer or, in his or her absence, such person as the Board of Directors may have designated shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes of the meeting.

SECTION 8. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the rules, regulations and procedures of the meeting. These rules, regulations or procedures may include, without limitation, the following:

(a) regulation of the manner of voting;

(b) the establishment of an agenda or order of business for the meeting;

(c) rules and procedures for maintaining order at the meeting and the safety of those present;

(d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman shall determine;

(e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; and

(f) limitations on the time allotted to questions or comments by participants.

The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

SECTION 9. Voting.

(a) Except as statute or the Restated Certificate of Incorporation otherwise provide, at all meetings of the stockholders, each stockholder entitled to vote under the Restated Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of voting stock that the stockholder of record on the record date owns for purposes of determining the stockholders entitled to vote at the meeting. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy that is in writing or transmitted as law permits, including, without limitation, by means of electronic transmission that the stockholder or the stockholder’s attorney-in-fact executes or authorizes, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or until the time designated in the order of business for so delivering such proxies. Any proxy transmitted electronically shall set forth information from which it can be determined by the secretary of the meeting that the stockholder authorized the electronic transmission.

(b) Subject to the immediately succeeding sentence, when a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote on a question brought before the meeting, present and voting, in person or represented by proxy, shall decide the question, unless the question is one upon which an express provision of statute, the Restated Certificate of Incorporation, these By-Laws or the applicable rules and regulations of the NYSE requires a different vote, in which case the express provision shall govern and control the decision of the question. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances,

(i)	at any meeting of stockholders for which notice was sent to stockholders pursuant to Section 4 of this Article II, until the date that The Goldman Sachs Group, Inc. and its affiliates, taken together (collectively, “Goldman”) first cease to Beneficially Own (defined below), including through PVF Holdings, LLC (“PVF”), at least 15.0% of the outstanding shares of common stock, directors shall be elected by a plurality of the votes cast at a meeting of stockholders; and

(ii)	at any meeting of stockholders for which notice was sent to stockholders pursuant to Section 4 of this Article II on or after the date that Goldman first ceases to Beneficially Own, including through PVF, at least 15.0% of the outstanding shares of common stock, a director nominee shall be elected if the votes cast for such nominee’s election at the meeting exceed the votes cast against such nominee’s election at the meeting; provided, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which;

(A)	the Secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 10 of these By-Laws; and

(B)	such nomination has not been withdrawn by such stockholder on or before the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders.

As used in these By-Laws, “Beneficially Own” means, with respect to any securities, having “beneficial ownership” of the securities for purposes of Rule 13d-3 or 13d-5 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), and “Beneficial Ownership” shall have the corresponding meaning.

If directors are to be elected by a plurality of votes cast, stockholders shall not be permitted to vote against a nominee. For the avoidance of doubt, abstentions and broker nonvotes will not be counted as votes cast (either in an election of directors or any other matter). Unless statute requires, or the chairman of the meeting determines it to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be a proxy, and shall state the number of shares voted and the number of votes to which each share is entitled.

SECTION 10. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business that the stockholders should consider may be made at an annual meeting of stockholders:

(A)	pursuant to the Corporation’s proxy materials with respect to the meeting;

(B)	by or at the direction of the Board of Directors; or

(C)	by any stockholder of the Corporation who:

(x)	was a stockholder of record at the time of giving of notice provided for in this Section 10(a) of this Article II;

(y)	at the time of the annual meeting, is entitled to vote at the meeting; and

(z)	complies with the notice procedures set forth in this Section 10(a) of this Article II as to such business or nomination.

Section 10(a)(i)(C) of this Article II shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy materials) before an annual meeting of stockholders.

(ii) Without qualification, for a stockholder to properly bring any nominations or business before an annual meeting pursuant to Section 10(a)(i)(C) of this Article II,

(A) the stockholder must have given timely notice of those nominations or business in writing to the Secretary;

(B) such other business must otherwise be a proper matter for stockholder action; and

(C) the record stockholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement that these By-Laws require.

To be timely, a stockholder must deliver the stockholder’s notice to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business of the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, subject to the last sentence of this Section 10(a)(ii) of this Article II, that:

(1) if the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date, the stockholder must deliver the stockholder’s notice not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting; or

(2) if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, the 10th day following the date on which the Corporation first makes public announcement of the date of the meeting.

In no event shall any adjournment or postponement of an annual meeting or the announcement of the adjournment or postponement commence a new time period for the giving of a stockholder’s notice as described above.

(iii) To be in proper form, a stockholder’s notice (whether given pursuant to this Section 10(a) or Section 10(b) of this Article II) to the Secretary must:

(A) set forth, as to the record stockholder giving the notice and any Stockholder Associated Person (as defined below) of the record stockholder (each, a “Party”):

(w) the name and address of each Party (which name and address of any Party that is a record stockholder shall be the name and address for the record stockholder as they appear on the Corporation’s books);

(x) the following information:

(I) the class, series, and number of shares of the Corporation that the Party, directly or indirectly, owns beneficially or of record;

(II) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that the Party, directly or indirectly, owns beneficially, and any other direct or indirect opportunity that the Party has to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(III) to the extent not disclosed pursuant to clause (II) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries that the Party beneficially owns, together with the title of the instrument under which the indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of the Party relating to the value or payment of any indebtedness of the Corporation or any of its subsidiaries;

(IV) any proxy, contract, arrangement, understanding, or relationship pursuant to which the Party has a right to vote any shares of any security of the Corporation;

(V) any short interest in any security of the Corporation that the Party holds (for purposes of this By-Law, a person shall be deemed to have a short interest in a security if the person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(VI) any rights to dividends on the shares of the Corporation that the Party owns beneficially that are separated or separable from the underlying shares of the Corporation;

(VII) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

(VIII) any performance-related fees (other than an asset-based fee) that each such Party is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of the notice, including (without limitation) any such interests that members of each such Party’s immediate family sharing the same household holds

(which information set forth in this subsection (A)(x) shall be updated and supplemented by each Party (1) not later than five business days after the record date for notice of the meeting to disclose such ownership as of such record date, and (2) not later than eight business days prior to the date of the meeting in order to disclose such ownership as of the date that is 10 business days prior to the date of the meeting);

(y) any other information relating to each Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(z) a statement whether or not each Party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation that the record stockholder or beneficial holder, as the case may be, reasonably believes to be sufficient to elect the nominee or nominees proposed to be nominated by the record stockholder (the statement, a “Solicitation Statement”);

(B) if the notice relates to any business that the stockholder proposes to bring before the meeting, set forth:

(x) a brief description of the business that the stockholder desires to bring before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if the business includes a proposal to amend these By-Laws, the text of the proposed amendment), the reasons for conducting the business at the meeting and any material interest of each Party in the business; and

(y) a description of all agreements, arrangements and understandings between each Party, and any other person or persons (including their names) in connection with the proposal of the business by the stockholder; and

(C) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors:

(x) all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(y) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among each Party, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if each Party was the “registrant” for purposes of the rule and the nominee were a director or executive officer of the registrant.

For purposes of these By-Laws, a “Stockholder Associated Person” of any stockholder means:

(1) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder that owns beneficially or of record any capital stock or other securities of the Corporation and

(2) any person acting in concert with the stockholder or any affiliate or associate of the stockholder with respect to the capital stock or other securities of the Corporation.

(iv) Any proposed nominee shall:

(A) complete, sign and return to the Corporation a questionnaire, in a form the Corporation provides, relating to the background and qualification of the person and the background of any other person or entity on whose behalf the nomination being made; and

(B) sign and return a written representation and agreement, in a form the Corporation provides, that the person:

(x) is not and will not become a party to (I) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (II) any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law;

(y) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in the representation and agreement; and

(z) in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

In addition, the Corporation may require any proposed nominee to furnish other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Corporation. The Corporation may also require any proposed nominee to furnish other information as the Corporation may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee.

In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information the Corporation reasonably requests. A person shall not be eligible for election or re-election as a director at an annual meeting unless

(1)	a record stockholder nominates the person in accordance with Section 10(a)(i)(C) of this Article II or

(2)	the Board of Directors nominates or directs the nomination of the person. Only the business brought before the meeting in accordance with the procedures set forth in this section shall be conducted at an annual meeting of stockholders.

(v) Notwithstanding anything in Section (10)(a)(ii) of this Article II to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and the Corporation does not make a public announcement naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10(a) of this Article II shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which the Corporation first makes the public announcement.

(b) Special Meetings of Stockholders. All business to be conducted at a special meeting of stockholders must be brought before the meeting pursuant to the Corporation’s notice of meeting. Stockholders may make nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i) by or at the direction of the Board of Directors; or

(ii) if the Board of Directors has determined that directors shall be elected at the meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section is delivered to the Secretary, who is entitled to vote at the meeting and at the election and who delivers a written notice to the Secretary setting forth the information set forth in Section 10(a)(iii) of this Article II.

If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, the stockholder may nominate a person or persons (as the case may be) for election to the position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by the preceding sentence with respect to any nomination is timely. To be timely, the stockholder must deliver the notice to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the later of the 90th day prior to the date of the special meeting or, if the first public announcement of the date of the special meeting is less than 100 days prior to the date of the special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the meeting. In no event shall any adjournment or postponement of a special meeting or the announcement of any adjournment or postponement commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(i)	Notwithstanding the foregoing provisions of this Section 10 of this Article II, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Nothing in this Section 10 of this Article II shall be deemed to affect any rights

(A)	of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act; or

(B)	of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

(ii)	The chairman of an annual meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or item of business has been properly brought before the meeting in accordance with these By-Laws, and if the chairman should so determine and declare that any nomination or item of business has not been properly brought before an annual or special meeting, then the business shall not be transacted at the meeting and the nomination shall be disregarded.

(iii)

Notwithstanding the foregoing provisions of this Section 10 of this Article II, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or item of business, the proposed business shall not be transacted and the nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of the vote. For purposes of this Section 10(c)(iii) of this Article II, to be considered a qualified representative of the stockholder, a person must:

(A) be a duly authorized officer, manager or partner of the stockholder; or

(B) be authorized by a writing executed by the stockholder or an electronic transmission delivered by the stockholder to act for the stockholder as proxy at the meeting of stockholders and produce the writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

SECTION 11. No Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

SECTION 12. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any reconvened meeting. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, certify those determinations and do those acts as are otherwise required by law or as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. Inspectors may, but do not need to, be individuals who serve the Corporation in other capacities, including as officers, employees, agents or representatives; provided that no director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The Board of Directors shall manage, or direct the management of, the business and affairs of the Corporation. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things that are not directed or required by law or the Restated Certificate of Incorporation to be exercised or done by the stockholders.

SECTION 2. Number. The Board of Directors shall be not less than three (3) nor more than fifteen (15) directors, the exact number of which shall be fixed, from time to time, by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office. Directors need not be stockholders.

SECTION 3. Election and Term.

(a) Except as statute, the Restated Certificate of Incorporation, or these By-Laws otherwise provide, all of the directors will be elected annually at the annual meeting of stockholders.

(b) Each director shall hold office until the director’s successor shall have been elected and qualified, subject to the director’s earlier death, resignation or removal, as provided in these By-Laws or the Restated Certificate of Incorporation.

SECTION 4. Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. The resignation shall take effect at the time specified in the notice of resignation or, if the effective time of the resignation is not specified in the notice, immediately upon the Corporation’s receipt of the notice. Unless otherwise specified in the notice, the acceptance of the notice of resignation shall not be necessary to make the resignation effective.

SECTION 5. Removal of Directors. Any director may be removed in the manner provided by law and in accordance with the Restated Certificate of Incorporation.

SECTION 6. Vacancies and Newly Created Directorships. Any vacancy or newly created directorship in the Board of Directors, however resulting, may be filled in the manner provided in and to the extent permitted under the Restated Certificate of Incorporation.

SECTION 7. Place of Meetings. The Board of Directors may meet at the place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 8. Regular Meetings. The Board of Directors shall hold regular meetings at the time and place as the Board of Directors may fix or as may be specified in a notice of meeting. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

SECTION 9. Special Meetings. The Board of Directors may hold special meetings at any time if the meeting is called by:

(a) the Chairman of the Board of Directors;

(b) the Chief Executive Officer;

(c) two or more directors of the Corporation; or

(d) one director if there is only a single director in office.

SECTION 10. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given at least 24 hours before each special meeting, in writing, by electronic transmission or orally (either in person or by telephone), including the time, date and place of the meeting. Any director may waive notice of any meeting in a signed writing or by an electronic transmission that is filed with the minutes or corporate records. Any director who is present at a meeting (in person or by telephone) shall be conclusively presumed to have waived notice of the meeting except when the director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither notice of a meeting nor a waiver of a notice need specify the purposes of, or the business to be transacted at, the meeting.

SECTION 11. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. For an action of the Board of Directors to be taken at a meeting to be valid, directors that constitute a quorum must be present at the time that the vote on the action is taken. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting until a quorum is present, and no further notice of the reconvened meeting need be given other than by announcement at the meeting which shall be so adjourned. The vote of a majority of the total number of directors present at the meeting at which there is a quorum shall determine all matters, except as the Restated Certificate of Incorporation or these By-Laws otherwise provide or as law requires.

SECTION 12. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one has been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the Chief Executive Officer (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside at the meeting. The Secretary or, in his absence, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes of the meeting.

SECTION 13. Compensation. The Board of Directors shall have authority to fix or establish policies for the compensation, including fees and reimbursement of expenses, for services that the directors provide to the Corporation.

SECTION 14. Committees. The Board of Directors may designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or the Restated Certificate of Incorporation, each committee, to the extent permitted by Section 141(c)(2) of the DGCL and provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors; but no committee shall have the power or authority to:

(a) approve, adopt or recommend to the stockholders any action or matter expressly required by Delaware law to be submitted to the stockholders for approval; or

(b) adopt, amend or repeal any By-Law of the Corporation.

SECTION 15. Action by Consent. Unless restricted by the Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken by the Board of Directors or any committee of the Board of Directors may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions of them) are filed with the minutes of the proceedings of the Board of Directors or the committee, as the case may be. The filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 16. Telephonic Meeting. Any one or more members of the Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board of Directors or the committee by means of a conference call or using any communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

SECTION 17. Electronic Transmission. To the fullest extent permitted by law, any action permitted to be taken in writing pursuant to these By-Laws may also be taken by electronic transmission; provided, that for the avoidance of doubt, any action required to be taken by a stockholder or Stockholder Associated Person under Section 10 of Article II of these By-Laws may not be taken by electronic transmission.

ARTICLE IV

Officers

SECTION 1. Number and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer, a President, one or more Vice Presidents, and a Secretary. The Board of Directors may also select other officers as it may deem to be necessary or appropriate, including a Chairman, a Chief Financial Officer, a Chief Accounting Officer, a General Counsel, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a director. Each officer shall hold office until his successor shall have been duly elected, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. The resignation shall take effect at the time specified in the notice of resignation or, if the effective time of the resignation is not specified in the notice, immediately upon the Corporation’s receipt of the notice. Unless otherwise specified in the notice, the acceptance of the notice of resignation shall not be necessary to make the resignation effective.

SECTION 3. Removal. The Board of Directors may remove any officer of the Corporation, with or without cause, at any time.

SECTION 4. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at meetings of the Board of Directors or the stockholders. The Chairman shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board of Directors and shall perform such other duties as the Board of Directors may from time to time assign to him or her. The same individual may serve as both Chairman of the Board and Chief Executive Officer.

SECTION 5. Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman of the Board, if available and present, preside at each meeting of the Board of Directors or the stockholders. The Chief Executive Officer shall have the powers and duties customarily and usually associated with the position of Chief Executive Officer and those other powers and duties as the Board of Directors may from time to time assign to him or her.

SECTION 6. President. The President shall have the powers and duties customarily and usually associated with the office of the President and those other powers and duties as the Board of Directors may from time to time assign to him or her. The Chairman of the Board, Chief Executive Officer and the President may be the same person.

SECTION 7. Vice-President. Each Vice-President shall have those powers and perform those duties as the Board of Directors may from time to time assign to him or her. The Board of Directors may name Executive Vice Presidents or Senior Vice Presidents or otherwise establish different categories of vice presidents.

SECTION 8. Secretary. The Secretary shall have the powers and duties as are customarily and usually associated with the position of Secretary or as the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer may from time to time assign to him or her.

SECTION 9. General Counsel. The General Counsel shall have the powers and duties customarily and usually associated with the office of the General Counsel and the other powers and duties as the Board of Directors may from time to time be assigned to him or her.

SECTION 10. Other Officers. The Chief Operating Officer, Chief Financial Officer, Chief Administrative Officer, Chief Accounting Officer, Chief Information Officer, Chief Compliance Officer, Treasurer, Assistant Secretaries and Assistant Treasurers, if any, and any other officers shall perform the duties as the Board of Directors may from time to time assign.

SECTION 11. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V

Capital Stock

SECTION 1. Issuance of Stock. Unless otherwise voted by stockholders and subject to the provisions of the Restated Certificate of Incorporation and the DGCL, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in the manner, for the consideration and on the terms as the Board of Directors may determine.

SECTION 2. Stock Certificates. Certificates shall represent the stock of the Corporation, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

SECTION 3. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be that officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if he were that officer, transfer agent or registrar at the date of issue.

SECTION 4. Lost Certificates. The Corporation shall not issue certificates for shares of stock in the Corporation in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and, if the Board of Directors so requests, upon delivery to the Corporation of a bond of indemnity in the amount, upon the terms and secured by the surety, as the Board of Directors in its discretion may require.

SECTION 5. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation by the holder of the shares in person or by the holder’s attorney upon surrender and cancellation of certificates for a like number of shares, or as law otherwise provides with respect to uncertificated shares.

SECTION 6. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled:

(a) to notice of and to vote at any meeting of stockholders;

(b) to express consent to corporate action in writing without a meeting (to the extent permitted by the Restated Certificate of Incorporation and By-Laws);

(c) to receive payment of any dividend or other distribution or allotment of any rights;

(d) to exercise any rights in respect of any change, conversion or exchange of stock; or

(e) for the purpose of any other lawful action;

the Board of Directors may establish, in advance, a record date. Any record date to determine the stockholders entitled to notice of a meeting of stockholders shall not be more than 60 nor less than 10 days before the date of the meeting and, if the Board of Directors so fixes such a date, that date shall also be the record date for determining the stockholders entitled to vote at that meeting unless the Board of Directors determines, at the time it fixes the record date, that a later date on or before the meeting shall be the date for making the determination. Any record date for purposes of any other action described above shall be fixed or determined in accordance with applicable law.

If no record date is fixed, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders for any other purpose shall be determined in accordance with applicable law.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the reconvened meeting.

SECTION 7. Registered Stockholders. The books of the Corporation shall include the names and addresses of the holders of record of the shares of stock of the Corporation’s capital, together with the number of shares of each class and series held by each record holder and the date of issue of those shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock as the person entitled to exercise the rights of a stockholder, including to receive dividends and to vote as the owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in the share or shares of stock on the part of any other person, whether or not it shall have express or other notice of the claim, except as the laws of Delaware otherwise provide.

SECTION 8. Dividends. Subject to applicable law and the Restated Certificate of Incorporation, the Board of Directors may, out of funds legally available for dividends at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless statute or the Restated Certificate of Incorporation otherwise provide. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, a sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

SECTION 9. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 10. Regulations. The Board of Directors may make additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock or with respect to uncertificated shares of stock of the Corporation.

ARTICLE VI

Indemnification

SECTION 1. Right to Indemnification.

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of the proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that the amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide prior to the amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith; provided that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part of that proceeding) initiated by the indemnitee only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Any person serving as a director, officer or trustee of a corporation, partnership, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned directly or indirectly by the Corporation, shall be conclusively presumed to be serving in that capacity at the request of the Corporation.

(b) Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she (or a person for whom he or she is the legal representative) is or was licensed to practice law and an employee (including an employee who is or was an officer) of the Corporation or any of its direct or indirect wholly owned subsidiaries (“Counsel”) and, while acting in the course of that employment committed or is alleged to have committed any negligent acts, errors or omissions in rendering professional legal services at the request of the Corporation or pursuant to his or her employment (including, without limitation, rendering written or oral legal opinions to third parties) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to that amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Counsel in connection therewith; provided that to the extent any such expenses, liabilities or losses are covered by insurance, other than insurance maintained by the Corporation, the Corporation shall be required to indemnify and hold harmless the Counsel only to the extent that those expenses, liabilities or losses are not covered by such insurance.

SECTION 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article VI, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director, officer or Counsel (and not in any other capacity in which service was or is rendered by the indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that the indemnitee is not entitled to be indemnified for expenses under this Section 2 of this Article VI or otherwise.

SECTION 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VI is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending the suit. In:

(a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and

(b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to the action, a committee of those directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of the suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to the action, a committee of those directors, independent legal counsel, or its stockholders) that the indemnitee has not met the applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of a suit brought by the indemnitee, be a defense to that suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

SECTION 4. Non-Exclusivity of Rights.

(a) The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation, these By-laws, agreement, vote of stockholders or directors or otherwise.

(b) As between the Corporation and any other person or entity (other than an entity directly or indirectly controlled by the Corporation) who provides indemnification to the indemnitees for their service to, or on behalf of, the Corporation (collectively, the “secondary indemnitors”) the Corporation:

(i)	shall be the full indemnitor of first resort in respect of indemnification or advancement of expenses in connection with any jointly indemnifiable claims (as defined below), pursuant to and in accordance with the terms of this Article VI, irrespective of any right of indemnification, advancement of expenses or other right of recovery any indemnitee may have from any secondary indemnitor or any right to insurance coverage that any indemnitee may have under any insurance policy issued to any secondary indemnitor (i.e., the Corporation’s obligations to those indemnitees are primary and any obligation of any secondary indemnitor, or any insurer of any secondary indemnitor, to advance expenses or to provide indemnification or insurance coverage for the same loss or liability incurred by those indemnitees is secondary to the Corporation’s obligations);

(ii)	shall be required to advance the full amount of expenses incurred by any such indemnitee and shall be liable for the full amount of all liability and loss suffered by the indemnitee (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the Proceeding), without regard to any rights any such indemnitee may have against any secondary indemnitor or against any insurance carrier providing insurance coverage to that indemnitee under any insurance policy issued to a secondary indemnitor; and

(iii)	irrevocably waives, relinquishes and releases each secondary indemnitor from any and all claims against that secondary indemnitor for contribution, subrogation or any other recovery of any kind in respect those claims.

The Corporation shall indemnify each secondary indemnitor directly for any amounts that the secondary indemnitor pays as indemnification or advancement on behalf of any such indemnitee and for which the indemnitee may be entitled to indemnification from the Corporation in connection with jointly indemnifiable claims. No right of indemnification, advancement of expenses or other right of recovery that an indemnitee may have from any secondary indemnitor shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. No advancement or payment by any secondary indemnitor on behalf of any such indemnitee with respect to any claim for which the indemnitee has sought indemnification from the Corporation shall affect the foregoing and the secondary indemnitors shall be subrogated to the extent of that advancement or payment to all of the rights of recovery of the indemnitee against the Corporation. Each indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure the rights of the indemnitee’s secondary indemnitors under this Section 4(b) of this Article VI, including the execution of those documents as may be necessary to enable the secondary indemnitors effectively to bring suit to enforce those rights, including in the right of the Corporation. Each of the secondary indemnitors shall be third-party beneficiaries with respect to, and shall be entitled to enforce, this Section 4(b) of this Article VI. As used in this Section 4(b) of this Article VI, the term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit, proceeding or other matter for which an indemnitee shall be entitled to indemnification, reimbursement, advancement of expenses or insurance coverage from both a secondary indemnitor (or an insurance carrier providing insurance coverage to any secondary indemnitor) and the Corporation, whether pursuant to the DGCL (or other applicable law in the case of any secondary indemnitor), any agreement or certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the secondary indemnitors or any insurance policy providing insurance coverage to any secondary indemnitors, as applicable.

SECTION 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify that person against that expense, liability or loss under the DGCL.

SECTION 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 7. Constituent Corporations. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger if the corporation would have been permitted (if its corporate existence had continued) under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of the constituent corporation, or is or was serving at the request of the constituent corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as the person would have with respect to the constituent corporation if its separate existence had continued.

SECTION 8. Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and those rights shall continue as to an indemnitee who has ceased to be a director, officer, trustee or Counsel and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to the amendment or repeal.

ARTICLE VII

General Provisions

SECTION 1. Seal. The seal of the Corporation shall be in the form as shall be approved by the Board of Directors.

SECTION 2. Fiscal Year. The Board of Directors, by resolution, shall fix the fiscal year of the Corporation. Once fixed, the Board of Directors may change the fiscal year by resolution.

SECTION 3. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by the officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make that designation.

SECTION 4. Execution of Contracts. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and the authority may be general or confined to specific instances.

SECTION 5. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors and each officer shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon the information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which the director, committee member or officer reasonably believes are within the other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

SECTION 6. Certificate of Incorporation. All references in these By-Laws to the Restated Certificate of Incorporation shall be deemed to refer to the Restated Certificate of Incorporation of the Corporation, as amended or restated and in effect from time to time.

SECTION 7. Evidence of Authority. A certificate by the Secretary or any Assistant Secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of that action.

SECTION 8. Severability and Inconsistency. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws. If any provision of these By-Laws is or becomes inconsistent with any provision of the Restated Certificate of Incorporation, the DGCL or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of the inconsistency, but shall otherwise be given full force and effect.

SECTION 9. Notice and Waiver of Notice.

(a) Whenever any notice is required by these By-Laws to be given to the stockholders, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if made in any manner permitted by law. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise required by law.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Restated Certificate of Incorporation or these By-Laws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Restated Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be deemed revoked if:

(i)	the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with the consent; and

(ii)	the inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice.

However, the inadvertent failure to treat the inability as a revocation shall not invalidate any meeting or other action. For purposes of these By-Laws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient of that communication, and that may be directly reproduced in paper form by the recipient through an automated process.

(c) Whenever notice is required to be given under any provisions of the DGCL, the Restated Certificate of Incorporation or these By-Laws, a written waiver of notice, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of the meeting.

Attendance of a stockholder of the Corporation at a meeting of the stockholders shall constitute a waiver of notice of the meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 10. Voting of Stock in Other Corporations. Unless a resolution of the Board of Directors otherwise provides, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of the other corporation.

ARTICLE VIII

Amendments

SECTION 1. These By-Laws may be amended or repealed or new by-laws adopted:

(a) if the Restated Certificate of Incorporation so provides, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present, or

(b) when a quorum is present at any annual or special meeting of stockholders, by the vote of the holders of at least 75.0% of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon.

Effective as of             , 2012

[Amended and Restated By-Laws of MRC Global Inc.]